Execution Version
FOURTH AMENDMENT TO CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (this “Fourth Amendment”), dated as of May 10, 2023 (the “Fourth Amendment Effective Date”), is by and among Berry Petroleum Company, LLC, a Delaware limited liability company (the “Borrower”), Berry Corporation (bry), a Delaware corporation (the “Parent”, and together with the Borrower, the “Loan Parties”), each of the Lenders that is a signatory hereto and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).
R E C I T A L S
A.    The Borrower, the Parent, the Administrative Agent, the Issuing Bank and the Lenders are parties to that certain Credit Agreement dated as of August 26, 2021 (as amended by that certain First Amendment to Credit Agreement dated as of December 8, 2021, that certain Second Amendment to Credit Agreement dated as of May 2, 2022 and that certain Third Amendment to Credit Agreement dated as of May 27, 2022, and as further amended, restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”), pursuant to which the Lenders have, subject to the terms and conditions set forth therein, made certain credit available to and on behalf of the Borrower.
B.     The parties hereto desire to enter into this Fourth Amendment to, among other things, amend the Credit Agreement as set forth herein effective as of the Fourth Amendment Effective Date.
C.    The Lenders party hereto desire to effectuate the decrease of the Borrowing Base from $250,000,000 to $200,000,000 pursuant to a Scheduled Redetermination of the Borrowing Base.
NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1.    Defined Terms. Each capitalized term which is defined in the Credit Agreement, but which is not defined in this Fourth Amendment, shall have the meaning ascribed to such term in the Credit Agreement, as amended hereby. Unless otherwise indicated, all section references in this Fourth Amendment refer to the Credit Agreement.
Section 2.    Amendments. In reliance on the representations, warranties, covenants and agreements contained in this Fourth Amendment, and subject to the satisfaction of the conditions precedent set forth in Section 4 hereof, the Credit Agreement shall be amended effective as of the Fourth Amendment Effective Date in the manner provided in this Section 2.
2.1    Additional Defined Terms. Section 1.02 of the Credit Agreement is hereby amended to add thereto in appropriate alphabetical order the following defined terms which shall read in their respective entireties as follows:
“Fourth Amendment” means that certain Fourth Amendment to Credit Agreement, dated as of the Fourth Amendment Effective Date, among the Borrower, the Parent, the Administrative Agent and the Lenders party thereto.
“Fourth Amendment Effective Date” means May 10, 2023.

2.2    Amended Defined Term. The definition of “Loan Document” set forth in Section 1.02 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:
“Loan Documents” means this Agreement, the Notes, the Letter of Credit Agreements, the Letters of Credit, the Letter of Credit Fee Letters, the Security Instruments, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment and any certificate or fee letter delivered under, or in connection with, this Agreement by or on behalf of the Borrower or any other Loan Party.
2.3    Amendment to Section 8.17. The first sentence of Section 8.17 is hereby amended and restated to read in its entirety as follows:
The Borrower shall maintain Hedge Agreements (other than three-way collars and similar arrangements) with one or more Approved Counterparties (and with respect to Hedge Agreements entered into on or after the Fourth Amendment Effective Date, with floor prices no less than 80% of the then prevailing market price at the time entered into) hedging minimum notional volumes of (i) at least 75% of the reasonably projected production of crude oil from Oil and Gas Properties classified as “proved developed producing” in the Reserve Report most recently delivered to the Administrative Agent, for each full calendar month during the period from and including the first full calendar month following each Minimum Hedging Requirement Date (as hereinafter defined) through and including the 24th full calendar month following each such Minimum Hedging Requirement Date and (ii) at least 50% of the reasonably projected production of crude oil from Oil and Gas Properties classified as “proved developed producing” in the Reserve Report most recently delivered to the Administrative Agent, for each full calendar month during the period from and including the 25th full calendar month following each such Minimum Hedging Requirement Date through and including the 36th full calendar month following each such Minimum Hedging Requirement Date; provided that, notwithstanding the foregoing, until the Minimum Hedging Requirement Date occurring on October 1, 2022, Borrower shall not be required to maintain any Hedge Agreements pursuant to this Section 8.17 for any full calendar month from and after January 1, 2025; provided further, that in the case of each of the foregoing clauses (i) and (ii), the notional volumes hedged under such Hedge Agreements shall be deemed reduced by the notional volumes of any short puts or other similar derivatives having the effect of exposing the Borrower or any other Loan Party to commodity price risk below the “floor” created by such Hedge Agreements of the Loan Parties for each applicable calendar month.
2.4    Amendment to Section 9.01(a). Section 9.01(a) is hereby amended and restated to read in its entirety as follows:
Ratio of Total Debt to EBITDAX. The Parent will not permit, as of the last day of any fiscal quarter, commencing with the fiscal quarter ending September 30, 2021, the ratio of (A) Total Debt as of such day to (B) EBITDAX for the period of four fiscal quarters ending on such day (the “Leverage Ratio”) to be greater than the ratio set forth in the table below for such last day of a fiscal quarter:

Fiscal Quarters Ending	Maximum Ratio
From September 30, 2021 to and including March 31, 2023	3.00 to 1.00
June 30, 2023 and thereafter	2.75 to 1.00

Section 3.    Borrowing Base. In reliance on the representations, warranties, covenants and agreements contained in this Fourth Amendment, the Administrative Agent and the Lenders constituting at least the Required Lenders hereby agree that, effective as of the Fourth Amendment Effective Date, the Borrowing Base shall be decreased from $250,000,000 to $200,000,000 (the “Borrowing Base Decrease”), and the Borrowing Base shall remain at $200,000,000 until the next Scheduled Redetermination, Interim Redetermination or other adjustment of the Borrowing Base thereafter, whichever occurs first pursuant to the terms of the Credit Agreement. The Borrower and the Lenders constituting at least the Required Lenders acknowledge that (a) the redetermination of the Borrowing Base provided for in this Section 3 shall constitute the Scheduled Redetermination of the Borrowing Base that was scheduled to occur on or about May 1, 2023 for purposes of Section 2.07 of the Credit Agreement and (b) this Fourth Amendment constitutes a New Borrowing Base Notice for purposes of Section 2.07(d) of the Credit Agreement with respect to the Borrowing Base redetermination provided for in this Section 3.
Section 4.    Conditions Precedent. The effectiveness of this Fourth Amendment and the Borrowing Base Decrease is subject to the following:
4.1    Counterparts. The Administrative Agent shall have received counterparts of this Fourth Amendment from the Loan Parties and the Lenders constituting at least the Required Lenders.
4.2    Other Documents. The Administrative Agent shall have received such other documents as the Administrative Agent or counsel to the Administrative Agent may reasonably request.
Section 5.    Miscellaneous.
5.1    Confirmation and Effect. The provisions of the Credit Agreement (as amended by this Fourth Amendment) shall remain in full force and effect in accordance with their terms following the effectiveness of this Fourth Amendment, and this Fourth Amendment shall not constitute a waiver of any provision of the Credit Agreement or any other Loan Document, except as expressly provided for herein. Each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import shall mean and be a reference to the Credit Agreement as amended hereby, and each reference to the Credit Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.
5.2    Ratification and Affirmation of Loan Parties. Each of the Loan Parties hereby expressly (i) acknowledges the terms of this Fourth Amendment, (ii) ratifies and affirms its obligations under the Loan Documents to which it is a party, (iii) acknowledges and renews its continued liability under the Loan Documents to which it is a party, (iv) agrees, with respect to each Loan Party that is a Guarantor, that its guarantee under the Guaranty Agreement remains in full force and effect with respect to the Guaranteed Obligations as amended hereby, (v) represents and warrants to the Lenders and the Administrative Agent that each representation and warranty of such Loan Party contained in the Credit Agreement and the other Loan Documents to which it is a party is true and correct in all material respects as of the date hereof, after giving effect to this Fourth Amendment, except (A) to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the date hereof, such representations and warranties shall continue to be true and correct in all material respects as of such specified earlier date, and (B) to the extent that any such representation and warranty is expressly qualified by materiality or by reference to Material Adverse Effect, such representation and warranty (as so qualified) shall continue to be true and correct in all respects, (vi) represents and warrants to the Lenders and the Administrative Agent that the execution, delivery and performance by such Loan Party of this Fourth Amendment are within such Loan Party’s corporate, limited partnership or limited liability company powers (as applicable), have been duly authorized by all necessary action and that this Fourth Amendment constitutes the valid and binding obligation of such Loan Party enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditor’s rights generally, and (vii) represents and warrants to the Lenders and the Administrative Agent that, immediately after giving effect to this Fourth Amendment, no Event of Default exists.
5.3    Counterparts. Delivery of an executed counterparty of a signature page of this Fourth Amendment that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement.
5.4    No Oral Agreement. THIS FOURTH AMENDMENT REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
5.5    Governing Law. THIS FOURTH AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.
5.6    Payment of Expenses. The Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with this Fourth Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.
5.7    Severability. Any provision of this Fourth Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
5.8    Successors and Assigns. This Fourth Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
5.9    Loan Document. This Fourth Amendment constitutes a Loan Document under and as defined in the Credit Agreement.
[Signature Pages Follow.]

The parties hereto have caused this Fourth Amendment to be duly executed as of the day and year first above written.

BORROWER:	BERRY PETROLEUM COMPANY, LLC

By: /s/ Michael S. Helm
Name: Michael S. Helm
Title: Authorized Representative

PARENT:	BERRY CORPORATION (BRY)

By: /s/ Michael S. Helm
Name: Michael S. Helm
Title: Vice President, Chief Financial Officer
and Chief Accounting Officer
[Signature Page to Fourth Amendment to Credit Agreement – Berry Petroleum Company, LLC]

ADMINISTRATIVE AGENT:	JPMORGAN CHASE BANK, N.A.,
as Administrative Agent and Lender

By: /s/ Michael A. Harvey
Name: Michael A. Harvey
Title: Authorized Officer

[Signature Page to Fourth Amendment to Credit Agreement – Berry Petroleum Company, LLC]

LENDERS:	KEYBANK NATIONAL
ASSOCIATION, as a Lender

By: /s/ David M. Bornstein
Name: David M. Bornstein
Title: Senior Vice President

[Signature Page to Fourth Amendment to Credit Agreement – Berry Petroleum Company, LLC]

x	BOKF, NA as a Lender

By: /s/ Bradley Kuhn
Name: Bradley Kuhn
Title: Senior Vice President, Energy

[Signature Page to Fourth Amendment to Credit Agreement – Berry Petroleum Company, LLC]

TRI COUNTIES BANK, as a Lender

By: /s/ Aytom Salomon
Name: Aytom Salomon
Title: SVP

[Signature Page to Fourth Amendment to Credit Agreement – Berry Petroleum Company, LLC]

CAPITAL ONE, NATIONAL
ASSOCIATION, as a Lender

By: /s/ Christopher Kuna
Name: Christopher Kuna
Title: Senior Director

[Signature Page to Fourth Amendment to Credit Agreement – Berry Petroleum Company, LLC]

CATHAY BANK, as a Lender

By: /s/ Dale T Wilson
Name: Dale T Wilson
Title: Senior Vice President

[Signature Page to Fourth Amendment to Credit Agreement – Berry Petroleum Company, LLC]

GOLDMAN SACHS LENDING
PARTNERS LLC, as a Lender

By: /s/ Keshia Leday
Name: Keshia Leday
Title: Authorized Signatory

[Signature Page to Fourth Amendment to Credit Agreement – Berry Petroleum Company, LLC]

MACQUARIE BANK LIMITED,
as a Lender

By: /s/ Chris Horne
Name: Chris Horne
Title: Division Director

By: /s/ Russell Gripper
Name: Russell Gripper
Title: Division Director

MBL POA #3322 dated 18 January 2023,
signed in Sydney
[Signature Page to Fourth Amendment to Credit Agreement – Berry Petroleum Company, LLC]